Exhibit 99.1

The Blackstone Group Reports Fourth Quarter and

Full Year 2009 Results

Economic Net Income of $703 million for 2009 was up significantly from negative $(1.2) billion for 2008; Economic Net Income of $329 million for the fourth quarter of 2009, was up from a negative $(764) million for the fourth quarter of 2008.

Net Fee Related Earnings for 2009 were down slightly to $410 million from $428 million for the full year 2008; Net Fee Related Earnings of $139 million for the fourth quarter of 2009 were up 18% from $118 million for the fourth quarter of 2008.

Adjusted Cash Flows from Operations were $526 million for the full year 2009, up from $129 million in 2008; Adjusted Cash Flows from Operations were $217 million in the fourth quarter of 2009 versus a negative $(19) million for the fourth quarter of 2008.

GAAP Results Attributable to The Blackstone Group L.P. improved significantly in 2009 with a net loss of $(715) million, including net IPO and acquisition related charges of $875 million, compared to a net loss of $(1.2) billion in 2008.

Fee-Earning Assets Under Management totaled $96.1 billion at December 31, 2009, up from $91.0 billion at December 31, 2008.

Blackstone declares a quarterly priority distribution of $0.30 per common unit.

New York, February 25, 2010: The Blackstone Group L.P. (NYSE: BX) today reported its 2009 results.

For the full year 2009, Total Segment Revenues, on an ENI basis, were $1.8 billion, up significantly from a negative $(442.1) million for the full year 2008. For the fourth quarter of 2009, Total Segment Revenues were $738.4 million, up $1.4 billion from a negative $(621.4) million for the fourth quarter of 2008. The year-over-year change was driven by net appreciation of the underlying portfolio investments in the Private Equity and Credit and Marketable Alternatives segments, as well as stabilization in the fair value of the Real Estate segment’s underlying portfolio investments. These increases were partially offset by decreased fees earned in the Financial Advisory segment.

Total Segment Expenses were $1.1 billion for the full year 2009, an increase from $887.9 million for the full year 2008. Compensation and Benefits was $768.8 million for the full year 2009, an increase from $568.7 million for the full year 2008, reflecting a reduction in the reversals of performance fee related compensation accruals. Total Segment Expenses for the quarter totaled $372.6 million, up from $205.7 million for the fourth quarter of 2008. The largest component of segment expenses, Total Segment Compensation and Benefits, was $290.1 million for the fourth quarter of 2009, up from $107.6 million for the fourth quarter of 2008. The change from 2008 was driven by an increase in performance fee related compensation in the Private Equity, Credit and Marketable Alternatives and Real Estate segments. Base compensation was $216.4 million for the fourth quarter of 2009, up from $189.8 million for the fourth quarter of 2008.

GAAP results for the year ended December 31, 2009 included Revenues of $1.8 billion, compared to a negative $(349.4) million for the full year 2008, and Net Loss Attributable to The Blackstone Group L.P.

The Blackstone Group® L.P.
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of $(715.3) million, compared to a net loss of $(1.2) billion for the full year 2008. GAAP results for the fourth quarter of 2009 included Revenues of $725.3 million, up from a negative $(611.3) million for the fourth quarter of 2008. Net Loss Attributable to The Blackstone Group L.P. was $(143.3) million, compared to a net loss of $(415.2) million for the fourth quarter of 2008.

World equity and debt markets continued to improve in the second half of 2009 in anticipation of sustained economic recovery. The United States and several other developed economies returned to growth, and emerging economies grew more sharply. Despite tangible evidence of economic recovery, U.S. unemployment remains high and consumer credit trends remain weak.

Commercial real estate trends in the U.S. and Europe showed continued signs of stabilization. For office properties, vacancy rates appear to have stabilized, with some markets showing signs of decreasing vacancies. In hospitality, demand appears to have bottomed as well, although pricing remains pressured. RevPAR (Revenue Per Available Room), an important hospitality industry metric, continued to decline, but that decline clearly moderated in the fourth quarter of 2009.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “It has been about 17 months since the collapse of Lehman Brothers and the full onset of the global financial crisis. Equity and debt markets globally have continued to heal from their lows about a year ago although there has been some recent turbulence in January and February, most companies have reduced expenses and inventory levels, the cost of borrowing has declined and the availability of credit is increasing selectively. We believe the worst is behind us, although a recovery in Western economies could be gradual and uneven. We see many opportunities to deploy our substantial available capital across each of our asset management businesses with attractive potential risk-return for our fund investors.”

The table below details Blackstone’s Economic Net Income, Net Fee Related Earnings from Operations, Adjusted Cash Flows from Operations and Fee-Earning Assets Under Management as of, and for, the fourth quarters 2009 and 2008, and for the full years 2009 and 2008. Economic Net Income, Total Segments includes unrealized gains (losses) and the direct compensation impact related to those gains/losses, but excludes IPO and acquisition-related charges.

	Quarter Ended December 31,		Variance		Year Ended December 31,		Variance
	2009	2008	$	%	2009	2008	$	%
	(Dollars in Thousands, Except per Unit Amounts)
Economic Net Income, Total Segments	$365,845	$(827,110)	$1,192,955	144%	$723,763	$(1,330,018)	$2,053,781	154%
Provision (Benefit) for Income Taxes (a)	36,464	(63,278)	99,742	158%	20,628	(162,769)	183,397	113%

Economic Net Income, After Taxes	$329,381	$(763,832)	$1,093,213	143%	$703,135	$(1,167,249)	$1,870,384	160%

Economic Net Income, After Taxes per Adjusted Unit (b)	$0.29	$(0.68)	$0.97		$0.63	$(1.03)	$1.66

Net Fee Related Earnings from Operations	$139,163	$117,854	$21,309	18%	$410,410	$427,668	$(17,258)	-4%

Adjusted Cash Flows from Operations	$217,224	$(19,321)	$236,545		$526,238	$128,801	$397,437

Fee-Earning Assets Under Management:
Private Equity	$24,521,394	$25,509,163	$(987,769)	-4%
Real Estate	23,708,057	22,970,438	737,619	3%
Credit and Marketable Alternatives	47,867,546	42,561,456	5,306,090	12%

Total Fee-Earning Assets Under Management	$96,096,997	$91,041,057	$5,055,940	6%

SEGMENT REVIEW

Private Equity

Full Year

Private Equity had full year revenues of $775.2 million, compared with revenues of a negative $(286.2) million for the full year 2008. The principal driver of the year-over-year change was an increase in Performance Fees and Allocations and Investment Income as a result of net appreciation in the fair value of both publicly traded and privately held portfolio investments. The combined impact of improved performance of the underlying portfolio companies and more favorable global public markets drove the improved results. During the year, two-thirds of the portfolio companies in private equity experienced EBITDA growth and 40% had revenue growth. The net internal rate of return (“IRR”) for the segment was 9% for 2009. At December 31, 2009, the unrealized value and cumulative realized proceeds, before carried interest, fees and expenses, of our contributed Private Equity funds represented 1.3 times investors’ original investments.

Results were also positively impacted by increased transaction activity, particularly in the second half of the year, including several material realizations such as Stiefel Laboratories, Inc. and Orangina Schweppes, SAS, as well as new investments in SeaWorld Parks & Entertainment and the Pinnacle Food Group’s acquisition of Bird’s Eye Foods Inc. The funds distributed to limited partners realized proceeds of $1.6 billion for 2009, which represented 1.8 times investors’ original investment in the companies that were sold. In addition, Blackstone invested Limited Partner Capital of $1.5 billion and had $1.3 billion of Limited Partner Capital committed to deals by the segment’s funds that had not yet closed as of December 31, 2009. This compared to distributed proceeds of $0.5 billion and invested capital of $3.8 billion in 2008.

(a)	Represents the implied provision (benefit) for income taxes calculated using a similar methodology applied in calculating the tax provision for The Blackstone Group L.P.
(b)

Adjusted Units represents the weighted-average fully diluted unit count for Economic Net Income purposes. A reconciliation of this item to the equivalent GAAP measure is presented in Exhibit 5 to this release.

Net Fee Related Earnings from Operations were $97.8 million for the full year 2009, up from $81.9 million for the full year 2008. The change from 2008 primarily reflected an increase in transaction fees. Economic Net Income was $490.4 million for the full year 2009, up from a negative $(392.5) million for the full year 2008.

Compensation and Benefits expense increased to $202.3 million from $16.2 million for the full year 2008. The change from 2008 was primarily due to an increase in performance fee related compensation, although Base Compensation levels also increased. Other Operating Expenses of $82.5 million were down from $90.1 million for the full year 2008, reflecting Blackstone’s ongoing focus on expense control.

Fee-Earning Assets Under Management were down slightly at $24.5 billion compared with $25.5 billion for 2008 reflecting the impact of market depreciation on certain assets on which fees are no longer charged and several realizations.

Fourth Quarter

Private Equity had revenues of $281.6 million for the fourth quarter of 2009, compared with revenues of a negative $(193.6) million for the fourth quarter of 2008. The change from 2008 was driven principally by an increase in Performance Fees and Allocations and Investment Income which included $62.4 million in realized performance fees and investment income. The net return for the segment was 6% in the fourth quarter of 2009 versus a negative (19)% in the fourth quarter of 2008.

Net Fee Related Earnings from Operations were $32.9 million for the fourth quarter of 2009, up from $31.6 million for the fourth quarter of 2008. The change from 2008 primarily reflected an increase in fee related revenues as a result of increased transaction activity. Economic Net Income was $177.8 million for the fourth quarter of 2009, up from a negative $(239.1) million for the fourth quarter of 2008.

Compensation and Benefits expense increased to $83.3 million from $22.5 million for the fourth quarter of 2008. The change from 2008 was primarily due to an increase in Performance Fee Related Compensation and Base Compensation. Other Operating Expenses of $20.5 million were down from $23.1 million for the fourth quarter of 2008, reflecting Blackstone’s ongoing focus on expense control.

Fee-Earning Assets Under Management were down slightly at $24.5 billion compared with $25.5 billion for the fourth quarter of 2008.

Limited Partner Capital Invested totaled $898.5 million for the fourth quarter of 2009, including new and follow-on investments, a decrease from $1.1 billion invested for the fourth quarter of 2008.

Real Estate

Full Year

Real Estate had revenues of a negative $(13.6) million, compared with revenues of a negative $(718.0) million for the full year 2008. The principal drivers of the year-over-year change was a reduction in the reversal of performance fees and a stabilization in the fair value of the segment’s underlying portfolio investments in the office and hospitality sectors during the second half of 2009. The performance fees accrued in previous years have now been fully reversed in the two largest funds, BREP V and BREP VI. The second half of 2009 saw portfolio values stabilize and a return of deal activity at cyclically attractive levels. Real Estate invested $884.2 million for the full year 2009 with another $256.6 million committed but not yet invested, or under letter of intent, as of December 31, 2009. The net IRR for our Real Estate carry funds was a negative (35)% for 2009 compared to a negative (38)% in 2008, while the Real Estate debt investment hedge funds was 21% for

2009 compared to a negative (9)% in 2008. Despite significant unrealized markdowns over the last year and a half, the December 31, 2009 unrealized value and cumulative realized proceeds, before carried interest, fees and expenses, of our contributed Real Estate carry funds represented 0.9 times investors’ original investments.

Net Fee Related Earnings from Operations were $135.2 million in the full year 2009, up from $119.6 million for the full year 2008 due to the full-year impact of the European fund launched in 2008. Economic Net Income was negative $(117.5) million for the full year 2009, an improvement from negative $(850.6) million for the full year 2008.

Compensation and Benefits were $47.6 million compared to $76.8 million for the full year 2008. Other Operating Expenses of $56.3 million for the full year 2009 remained relatively unchanged from the full year 2008.

Fee-Earning Assets Under Management were up $737.6 million, or 3%, to $23.7 billion compared with $23.0 billion for 2008.

Fourth Quarter

Real Estate had revenues of $117.7 million for the fourth quarter of 2009, compared with negative revenues of $(477.8) million for the fourth quarter of 2008. The change from 2008 was primarily due to an improvement in Performance Fees and Allocations and Investment Income, driven by the stabilization in the fair value of the segment’s underlying portfolio investments in the office and hospitality sectors during the second half of 2009 compared to the fourth quarter of 2008. The net return for our Real Estate carry funds was a negative (0.5)% for the fourth quarter of 2009 compared to a negative (29)% in the fourth quarter of 2008, while the Real Estate debt investment hedge funds was 4% for the fourth quarter of 2009 compared to negative (9)% in the fourth quarter of 2008.

Net Fee Related Earnings from Operations were $38.4 million in the fourth quarter of 2009, down from $43.8 million for the fourth quarter of 2008. Economic Net Income was $51.2 million for the fourth quarter of 2009 compared to a negative $(478.0) million for the fourth quarter of 2008.

Compensation and Benefits were $49.3 million compared to a negative $(12.1) million for the fourth quarter of 2008. The change from 2008 was due to a decrease in reversals of prior period carried interest allocations in the fourth quarter of 2009. Other Operating Expenses of $17.3 million increased from $12.2 million for the fourth quarter of 2008.

Fee-Earning Assets Under Management of $23.7 billion remained relatively unchanged from the third quarter of 2009 and were up 3% from the fourth quarter of 2008.

Credit and Marketable Alternatives (CAMA)

Full Year

CAMA had revenues of $632.3 million for the full year 2009 compared with revenues of $151.5 million for the full year 2008. The increase was primarily driven by improved returns on Blackstone’s investment in its funds of hedge funds and its credit-oriented funds during the full year 2009 compared to the full year 2008 and by an increase in Performance Fees and Allocations in both businesses.

The funds of hedge funds posted a composite net return of 16% for the full year 2009 and approximately 40% of the assets eligible to earn incentive fees were above their applicable high water marks as of December 31, 2009. The credit-oriented hedge funds posted a composite net return of 23% for 2009, a record year, and approximately three fourths of the assets eligible to earn incentive fees were above their applicable high water marks as of December 31, 2009. CAMA’s credit-oriented draw-down funds posted a composite net return of 61% for 2009.

Net Fee Related Earnings from Operations were $99.6 million for the full year 2009, a decrease from $130.9 million for the full year 2008 which reflected lower asset values and the spinout of the single manager hedge funds at the end of 2008. Economic Net Income was $265.2 million for the full year 2009 compared to a negative $(195.5) million for the full year 2008.

Compensation and Benefits were $286.5 million, up from $241.0 million for the full year 2008. The increase from the full year 2008 was principally driven by performance fee related compensation due to positive returns on certain of Blackstone’s credit-related funds, partially offset by a decline in base compensation. Other Operating Expenses of $80.7 million were down from $106.0 million for the full year 2008, reflecting Blackstone’s ongoing focus on expense control.

Fee-Earning Assets Under Management in 2009 totaled $47.9 billion compared with $42.6 billion for 2008. The increase from 2008 was principally due to market appreciation in the funds of hedge funds, credit platform and closed-end mutual funds in addition to net inflows across the segment, offset by the decrease from discontinued funds.

Limited Partner Capital Invested in certain credit drawdown funds totaled $721.4 million for the full year 2009, down from $1.8 billion for the full year 2008.

Fourth Quarter

CAMA had revenues of $213.3 million, compared with a negative $(55.7) million for the fourth quarter of 2008. The change from 2008 was due primarily to improved returns on the segment’s fund of hedge funds and credit-oriented funds, resulting in positive performance fees and allocations and investment income in both businesses.

Net Fee Related Earnings from Operations were $36.0 million for the fourth quarter of 2009, an increase from $21.7 million for the fourth quarter of 2008 reflecting general expense reductions. Economic Net Income was $102.8 million for the fourth quarter of 2009 compared to a negative $(132.5) million for the fourth quarter of 2008.

Compensation and Benefits were $88.1 million, up from $40.3 million in the fourth quarter of 2008. The increase from the fourth quarter of 2008 was principally driven by performance fee related compensation due to positive returns on certain of Blackstone’s credit-related funds, partially offset by a decline in base compensation. Other Operating Expenses of $22.4 million were down from $36.5 million for the fourth quarter of 2008, reflecting Blackstone’s ongoing focus on expense control.

Fee-Earning Assets Under Management in the fourth quarter of 2009 totaled $47.9 billion up from $42.6 billion for the fourth quarter of 2008. The increase from 2008 was principally due to market appreciation in the funds of hedge funds, credit platform funds and closed-end mutual funds.

Limited Partner Capital Invested in certain carry credit-oriented funds totaled $313.6 million for the fourth quarter of 2009, down from $333.8 million for the fourth quarter of 2008.

Financial Advisory

Full Year

Revenues were $397.6 million for the year ended December 31, 2009, a decrease of $13.0 million, or 3%, compared to $410.6 million for the year ended December 31, 2008. The restructuring and reorganization advisory services business generated record fees of $188.0 million, a 66% increase from 2008, as continued credit market turmoil and low levels of available liquidity led to increased debt defaults, debt restructurings and bankruptcies. Additionally, fees earned from the corporate and mergers and acquisitions advisory services business increased $10.1 million, or 7%, to a record $164.0 million as clients increasingly looked to us for independent advice in complicated transactions. These increases were offset by a decrease of $91.6 million in fees generated from the fund placement business compared to 2008 as that business continued to face challenges in the fund-raising environment but did see improvement in the fourth quarter.

Net Fee Related Earnings from Operations were $77.8 million for the full year 2009, a decrease from $95.2 million for the full year 2008. The primary catalyst for the decrease from 2008 was a decrease in fees generated from the fund placement business coupled with an increase in bad debt expense from the corporate and mergers and acquisitions advisory services business. Non-compensation expenses for the segment, excluding the impact of these one-time items, were essentially flat. Economic Net Income was $85.7 million for the full year 2009 compared to $108.5 million for the full year 2008.

Fourth Quarter

Revenues were $125.7 million for the fourth quarter of 2009, an increase from $105.8 million for the fourth quarter of 2008. The increase in segment revenues was primarily driven by an increase in fees generated by continued strength in Blackstone’s restructuring and reorganization advisory services business as well as a return to more normalized activity levels in the fund placement business.

Net Fee Related Earnings from Operations were $31.8 million for the fourth quarter of 2009, an increase from $20.8 million for the fourth quarter of 2008. The primary catalyst for the increase from 2008 was higher advisory fees, partially offset by an increase in Compensation and Benefits as a portion of compensation is directly related to the profitability of each of the advisory services businesses. Economic Net Income was $34.0 million for the fourth quarter of 2009 compared to $22.5 million for the fourth quarter of 2008.

CAPITAL AND LIQUIDITY

For Economic Net Income purposes, the weighted-average fully diluted unit count (the “Adjusted Units”) for the fourth quarter and full year 2009 was 1,119.9 million units and 1,123.8 million units, respectively. The weighted-average fully diluted unit count for the fourth quarter and full year 2008 was 1,129.2 million units and 1,129.0 million units, respectively.

The total number of units used in calculating cash distributions was 1,095.8 million units for the full year 2009 and 1,100.2 million units for the full year 2008.

As of December 31, 2009, Blackstone had $952.1 million in cash, $626.2 million invested in cash management strategies which included high grade liquid debt strategies and $495.2 million invested in liquid Blackstone Funds, against $652.0 million in outstanding borrowings. Blackstone continues to maintain its $850 million revolving credit-facility, against which it had no outstanding borrowings as of December 31, 2009.

DISTRIBUTION

The Blackstone Group L.P. has declared a quarterly distribution of $0.30 per common unit to record holders of common units at the close of business on March 15, 2010. This distribution will be paid on March 31, 2010.

As previously disclosed, public common unitholders were entitled to a priority distribution of up to $1.20 per common unit per year ahead of Blackstone personnel and others regarding distributions made in respect of fiscal periods from July 1, 2007 through December 31, 2009. On December 31, 2009, that distribution priority ended and therefore all future distributions after the distribution referred to in the preceding paragraph will be made on the same basis among all holders of Blackstone Holdings Partnership units (held by Blackstone personnel and others) and all holders of Blackstone common units (held by public unitholders and others). Had the distribution priority not been in effect in 2009 so that 2009 cash distributions were made to all unitholders on the same basis, the distributions to common unitholders in respect of fiscal 2009 would have been $0.48 per unit instead of $1.20 per unit.

For distributions related to fiscal 2010 and thereafter, Blackstone’s current intention is to distribute to its common unitholders substantially all of The Blackstone Group L.P.’s net after-tax share of its annual Distributable Earnings in excess of amounts determined by its general partner to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future distributions to its unitholders for any ensuing quarter. Because Blackstone will not know what its Distributable Earnings will be for any fiscal year until the end of such year, Blackstone expects that its first three quarterly distributions in respect of any given year will be based on its anticipated annualized Net Fee Related Earnings. As such, the distributions for the first three quarters will likely be smaller than the final quarterly distribution in respect of such year. In the fourth quarter Blackstone will distribute the remaining Distributable Earnings for the year, which is expected to also include realized Performance Fees and Allocations net of related compensation and realized net investment income.

In most years the aggregate amounts of Blackstone’s distributions to unitholders will not equal its Distributable Earnings for that year. Distributable Earnings will only be a starting point for the determination of the amount to be distributed to unitholders because as noted above, in determining the amount to be distributed Blackstone will subtract from Distributable Earnings any amounts determined by its general partner to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future distributions to its unitholders for any ensuing quarter.

All of the foregoing is subject to the qualification that the declaration and payment of any distributions are at the sole discretion of Blackstone’s general partner and the general partner may change its distribution policy at any time.

Because the wholly-owned subsidiaries of The Blackstone Group L.P. must pay taxes and make payments under the tax receivable agreements described in Blackstone’s Annual Report on Form 10-K, the amounts ultimately distributed by The Blackstone Group L.P. to its common unitholders in respect of fiscal 2010 and subsequent years are expected to be different, on a per unit basis, than the amounts distributed by the Blackstone Holdings partnerships to the Blackstone personnel and others who are limited partners of the Blackstone Holdings partnerships in respect of their Blackstone Holdings partnership units.

# # #

Blackstone will host a conference call on February 25, 2010 at 11:00 a.m. ET to discuss 2009 results. The conference call can be accessed by dialing (888) 713-4213 (U.S. domestic) or +1 (617) 213-4865 (international) pass code 59443416. Additionally, the conference call will be broadcast live over the internet and can be accessed by all interested parties through the Investor Relations section of The Blackstone Group’s website http://ir.blackstone.com. For those unable to listen to the live broadcast, a replay will be available on Blackstone’s website or by dialing (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international) conference ID number 96780108, beginning approximately two hours after the event.

Investor Relations Contact:

Joan Solotar

The Blackstone Group

Tel: +1 (212) 583-5068

solotar@blackstone.com

Weston Tucker

The Blackstone Group

Tel: +1 (212) 583-5231

tucker@blackstone.com

Media Relations Contact:

Peter Rose

The Blackstone Group

Tel: +1 (212) 583-5871

rose@blackstone.com

About The Blackstone Group

Blackstone is one of the world’s leading investment and advisory firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, the companies we advise and the broader global economy. We do this through the commitment of our extraordinary people and flexible capital. Our alternative asset management businesses include the management of private equity funds, real estate funds, funds of hedge funds, credit-oriented funds, collateralized loan obligation vehicles (CLOs) and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as such factors may be updated from time to time in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the prospectus. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

THE BLACKSTONE GROUP L.P.

Exhibit 1a. Consolidated Statements of Operations

(Dollars in Thousands, Except Per Unit Data)

	Year Ended December 31,
	2009	2008
Revenues
Management and Advisory Fees	$1,482,226	$1,476,357

Performance Fees and Allocations
Realized	70,492	38,941
Unrealized	150,598	(1,286,261)

Total Performance Fees and Allocations	221,090	(1,247,320)

Investment Income (Loss)
Realized	44,320	(16,425)
Unrealized	(3,716)	(606,452)

Total Investment Income (Loss) (a)	40,604	(622,877)

Interest and Dividend Revenue	22,680	30,879
Other	7,099	13,600

Total Revenues	1,773,699	(349,361)

Expenses
Compensation and Benefits
Base Compensation	3,778,686	4,062,238
Performance Fee Related
Realized	25,102	4,997
Unrealized	(26,182)	(207,448)

Total Compensation and Benefits (b)	3,777,606	3,859,787
General, Administrative and Other (c)	443,573	440,776
Interest Expense (d)	13,384	23,008
Fund Expenses	7,296	63,031

Total Expenses	4,241,859	4,386,602

Other Income (Loss)
Net Gains (Losses) from Fund Investment Activities	176,694	(872,336)

Income (Loss) Before Provision (Benefit) for Taxes (e)	(2,291,466)	(5,608,299)
Provision (Benefit) for Taxes	99,230	(14,145)

Net Income (Loss)	(2,390,696)	(5,594,154)
Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	131,097	(632,495)
Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	(14,328)	(159,828)
Net Income (Loss) Attributable to Non-Controlling Interests in Blackstone Holdings	(1,792,174)	(3,638,799)

Net Income (Loss) Attributable to The Blackstone Group L.P. (f)	$(715,291)	$(1,163,032)

Net Loss per Common Unit, Basic and Diluted
Common Units Entitled to Priority Distributions	$(2.46)	$(4.32)

Common Units Not Entitled to Priority Distributions	$(3.71)	$(3.06)

Net IPO and acquisition-related charges included above were:
(a) Investment Income (Loss)	$38,168	$(36,575)
(b) Total Compensation and Benefits	$3,777,606	$3,859,787
Less: Compensation and Benefits - IPO and acquisition-related	$3,008,923	$3,291,078

Compensation - non-IPO and acquisition-related (*)	$768,683	$568,709

(c) General, Administrative and Other	$157,689	$154,237
(d) Interest Expense	$3,553	$4,066
(e) Total IPO and acquisition-related charges	$3,131,997	$3,485,956
(f) Total IPO and acquisition-related charges attributable to The Blackstone Group L.P., net of tax	$874,865	$845,591

(*)	Principally comprised of base pay, bonus, net carried interest allocations, benefits and non-IPO and acquisition-related equity-based compensation.

THE BLACKSTONE GROUP L.P.

Exhibit 1b. Consolidated Statements of Operations

(Dollars in Thousands, Except Per Unit Data)

	Quarter Ended December 31,
	2009	2008
Revenues
Management and Advisory Fees	$432,620	$381,416

Performance Fees and Allocations
Realized	68,488	14,892
Unrealized	141,666	(643,727)

Total Performance Fees and Allocations	210,154	(628,835)

Investment Income (Loss)
Realized	36,764	(50,428)
Unrealized	32,433	(334,372)

Total Investment Income (Loss) (a)	69,197	(384,800)

Interest and Dividend Revenue	11,556	20,246
Other	1,819	691

Total Revenues	725,346	(611,282)

Expenses
Compensation and Benefits
Base Compensation	973,119	944,226
Performance Fee Related
Realized	24,088	7,732
Unrealized	49,673	(89,647)

Total Compensation and Benefits (b)	1,046,880	862,311
General, Administrative and Other (c)	115,056	116,196
Interest Expense (d)	6,640	8,682
Fund Expenses	1,425	4,844

Total Expenses	1,170,001	992,033

Other Income
Net Gains (Losses) from Fund Investment Activities	79,341	(295,623)

Income (Loss) Before Provision (Benefit) for Taxes (e)	(365,314)	(1,898,938)
Provision (Benefit) for Taxes	18,063	24,087

Net Income (Loss)	(383,377)	(1,923,025)
Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	40,581	(138,289)
Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	19,122	(114,646)
Net Income (Loss) Attributable to Non-Controlling Interests in Blackstone Holdings	(299,830)	(1,254,913)

Net Income (Loss) Attributable to The Blackstone Group L.P. (f)	$(143,250)	$(415,177)

Net Loss per Common Unit, Basic and Diluted
Common Units Entitled to Priority Distributions	$(0.45)	$(1.51)

Common Units Not Entitled to Priority Distributions	$(0.76)	$(1.51)

Net IPO and acquisition-related charges included above were:
(a) Investment Income (Loss)	$5,439	$(35,066)
(b) Total Compensation and Benefits	$1,046,880	$862,311
Less: Compensation and Benefits - IPO and acquisition-related	$756,877	$754,737

Compensation - non-IPO and acquisition-related (*)	$290,053	$107,574

(c) General, Administrative and Other	$38,559	$28,225
(d) Interest Expense	$915	$864
(e) Total IPO and acquisition-related charges	$790,862	$818,892
(f) Total IPO and acquisition-related charges attributable to The Blackstone Group L.P., net of tax	$218,195	$191,351

(*)	Principally comprised of base pay, bonus, net carried interest allocations, benefits and non-IPO and acquisition-related equity-based compensation.

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Consolidated Statements of Financial Condition

(Dollars in Thousands)

	December 31, 2009	December 31, 2008
Assets
Cash and Cash Equivalents	$952,096	$503,737
Cash Held by Blackstone Funds and Other	86,084	907,324
Investments	3,565,483	2,830,942
Accounts Receivable	306,307	312,067
Due from Affiliates	759,907	1,088,304
Intangible Assets, Net	919,477	1,077,526
Goodwill	1,703,602	1,703,602
Other Assets	172,556	219,977
Deferred Tax Assets	943,512	845,578

Total Assets	$9,409,024	$9,489,057

Liabilities and Partners’ Capital
Loans Payable	$657,623	$387,000
Due to Affiliates	1,410,066	1,285,577
Accrued Compensation and Benefits	488,945	413,459
Accounts Payable, Accrued Expenses and Other Liabilities	308,857	1,284,576

Total Liabilities	2,865,491	3,370,612

Commitments and Contingencies

Redeemable Non-Controlling Interests in Consolidated Entities	526,311	362,462

Partners’ Capital
Partners’ Capital	3,376,707	3,509,448
Accumulated Other Comprehensive Income (Loss)	2,420	(291)
Non-Controlling Interests in Consolidated Entities	540,283	425,067
Non-Controlling Interests in Blackstone Holdings	2,097,812	1,821,759

Total Partners’ Capital	6,017,222	5,755,983

Total Liabilities and Partners’ Capital	$9,409,024	$9,489,057

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Consolidating Statements of Financial Condition

(Dollars in Thousands)

	December 31, 2009
	Consolidated Operating Partnerships	Consolidated Blackstone Funds	Reclasses and Eliminations	Consolidated
Assets
Cash and Cash Equivalents	$952,096	$—	$—	$952,096
Cash Held by Blackstone Funds and Other	—	86,084	—	86,084
Investments	2,772,489	999,792	(206,798)	3,565,483
Accounts Receivable	305,846	461	—	306,307
Due from Affiliates	735,471	64,384	(39,948)	759,907
Intangible Assets, Net	919,477	—	—	919,477
Goodwill	1,703,602	—	—	1,703,602
Other Assets	171,463	1,141	(48)	172,556
Deferred Tax Assets	943,512	—	—	943,512

Total Assets	$8,503,956	$1,151,862	$(246,794)	$9,409,024

Liabilities and Partners’ Capital
Loans Payable	$651,993	$5,630	$—	$657,623
Due to Affiliates	1,362,781	65,776	(18,491)	1,410,066
Accrued Compensation and Benefits	486,951	1,994	—	488,945
Accounts Payable, Accrued Expenses and Other Liabilities	235,673	94,688	(21,504)	308,857

Total Liabilities	2,737,398	168,088	(39,995)	2,865,491

Redeemable Non-Controlling Interests in Consolidated Entities	—	—	526,311	526,311

Partners’ Capital
Partners’ Capital	3,376,707	733,110	(733,110)	3,376,707
Accumulated Other Comprehensive Income	2,420	—	—	2,420
Non-Controlling Interests in Consolidated Entities	289,619	250,664	—	540,283
Non-Controlling Interests in Blackstone Holdings	2,097,812	—	—	2,097,812

Total Partners’ Capital	5,766,558	983,774	(733,110)	6,017,222

Total Liabilities and Partners’ Capital	$8,503,956	$1,151,862	$(246,794)	$9,409,024

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Consolidating Statements of Financial Condition—Continued

(Dollars in Thousands)

	December 31, 2008
	Consolidated Operating Partnerships	Consolidated Blackstone Funds	Reclasses and Eliminations	Consolidated
Assets
Cash and Cash Equivalents	$503,737	$—	$—	$503,737
Cash Held by Blackstone Funds and Other	57,536	849,788	—	907,324
Investments	1,650,071	1,385,132	(204,261)	2,830,942
Accounts Receivable	309,201	2,866	—	312,067
Due from Affiliates	1,284,232	216	(196,144)	1,088,304
Intangible Assets, Net	1,077,526	—	—	1,077,526
Goodwill	1,703,602	—	—	1,703,602
Other Assets	176,030	48,728	(4,781)	219,977
Deferred Tax Assets	845,578	—	—	845,578

Total Assets	$7,607,513	$2,286,730	$(405,186)	$9,489,057

Liabilities and Partners’ Capital
Loans Payable	$387,000	$—	$—	$387,000
Due to Affiliates	1,064,980	362,526	(141,929)	1,285,577
Accrued Compensation and Benefits	410,593	2,866	—	413,459
Accounts Payable, Accrued Expenses and Other Liabilities	282,360	1,123,373	(121,157)	1,284,576

Total Liabilities	2,144,933	1,488,765	(263,086)	3,370,612

Redeemable Non-Controlling Interests in Consolidated Entities	—	—	362,462	362,462

Partners’ Capital
Partners’ Capital	3,509,448	504,562	(504,562)	3,509,448
Accumulated Other Comprehensive Income (Loss)	(291)	—	—	(291)
Non-Controlling Interests in Consolidated Entities	131,664	293,403	—	425,067
Non-Controlling Interests in Blackstone Holdings	1,821,759	—	—	1,821,759

Total Partners’ Capital	5,462,580	797,965	(504,562)	5,755,983

Total Liabilities and Partners’ Capital	$7,607,513	$2,286,730	$(405,186)	$9,489,057

THE BLACKSTONE GROUP L.P.

Exhibit 3. Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Three Months Ended					Three Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	Full Year 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	Full Year 2009
Operating Activities
Net Income (Loss)	$(1,254,157)	$(594,627)	$(1,822,345)	$(1,923,025)	$(5,594,154)	$(929,938)	$(597,871)	$(479,510)	$(383,377)	$(2,390,696)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Blackstone Funds Related:
Non-Controlling Interests in Income (Loss) of Consolidated Entities	209,980	(121,292)	389,856	428,881	907,425	13,235	(98,161)	(134,344)	(48,163)	(267,433)
Net Realized (Gains) Losses on Investments	256	(118,555)	204,373	78,652	164,726	53,190	38,369	48,818	(5,134)	135,243
Changes in Unrealized (Gains) Losses on Investments Allocable to Blackstone Group	62,823	(7,770)	182,138	386,870	624,061	78,218	14,758	(51,983)	(25,015)	15,978
Unrealized Depreciation on Hedge Activities	—	—	—	—	—	—	—	8,799	(15,774)	(6,975)
Non-Cash Performance Fees and Allocations	76,279	37,343	393,282	579,154	1,086,058	101,770	(89,499)	(134,248)	(147,175)	(269,152)
Equity-Based Compensation Expense	914,671	805,597	774,431	807,918	3,302,617	738,045	762,521	738,404	809,138	3,048,108
Intangible Amortization	33,528	40,685	39,512	39,512	153,237	39,513	39,511	39,513	39,511	158,048
Other Non-Cash Amounts Included in Net Income	3,845	5,102	4,470	6,271	19,688	6,006	6,026	5,945	7,266	25,243
Cash Flows Due to Changes in Operating Assets and Liabilities	316,363	112,039	(96,073)	424,755	757,084	182,718	21,332	64,241	(198,091)	70,200
Investments Purchased	—	—	—	—	—	—	—	(1,030,000)	476,712	(553,288)
Blackstone Funds Related Investment Activity	(248,434)	(2,697)	351,860	368,964	469,693	273,125	39,718	137,307	(3,917)	446,233

Net Cash Provided by (Used in) Operating Activities	115,154	155,825	421,504	1,197,952	1,890,435	555,882	136,704	(787,058)	505,981	411,509

Investing Activities
Net Cash Provided by (Used in) Investing Activities	(388,918)	20,210	(9,731)	(3,241)	(381,680)	(2,044)	(9,450)	(5,590)	(1,742)	(18,826)

Financing Activities
Net Cash Provided by (Used in) Financing Activities	77,714	(630,954)	505,521	(1,825,928)	(1,873,647)	(281,272)	(118,978)	494,539	(38,613)	55,676

Effect of Exchange Rate Changes on Cash and Cash Equivalents	90	(90)	—	—	—	—	—	—	—	—

Net Increase (Decrease) in Cash and Cash Equivalents	(195,960)	(455,009)	917,294	(631,217)	(364,892)	272,566	8,276	(298,109)	465,626	448,359
Cash and Cash Equivalents, Beginning of Period	868,629	672,669	217,660	1,134,954	868,629	503,737	776,303	784,579	486,470	503,737

Cash and Cash Equivalents, End of Period	$672,669	$217,660	$1,134,954	$503,737	$503,737	$776,303	$784,579	$486,470	$952,096	$952,096

THE BLACKSTONE GROUP L.P.

Exhibit 4a. Economic Net Income and Net Fee Related Earnings from Operations

(Dollars in Thousands)

The tables below detail Blackstone’s Economic Net Income and Net Fee Related Earnings from Operations. Net Fee Related Earnings from Operations is a supplemental measure of after tax performance used to highlight earnings from operations excluding the income from and related profit sharing expenses of Blackstone’s performance fees and allocations and investment income, except for interest income. The reconciliation of Economic Net Income to Net Fee Related Earnings from Operations is presented in Exhibit 4b to this release.

	Three Months Ended					Three Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	Full Year 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	Full Year 2009
Private Equity
Revenues
Management Fees
Base Management Fees	$67,336	$66,967	$67,009	$67,649	$268,961	$68,431	$67,740	$67,009	$67,329	$270,509
Transaction and Other Fees, Net *	5,831	5,387	16,760	23,818	51,796	10,328	15,145	18,368	42,495	86,336
Management Fee Offsets **	(3,404)	(1,458)	—	—	(4,862)	—	—	—	—	—

Total Management Fees	69,763	70,896	83,769	91,467	315,895	78,759	82,885	85,377	109,824	356,845

Performance Fees and Allocations
Realized	470	(1,219)	—	—	(749)	—	—	—	34,021	34,021
Unrealized	(163,900)	23,179	(104,653)	(184,362)	(429,736)	4,818	97,185	110,867	90,621	303,491

Total Performance Fees and Allocations	(163,430)	21,960	(104,653)	(184,362)	(430,485)	4,818	97,185	110,867	124,642	337,512

Investment Income (Loss)
Realized	1,930	9,798	(245)	2,204	13,687	(344)	102	8,794	28,416	36,968
Unrealized	(25,854)	(10,532)	(47,645)	(112,169)	(196,200)	(15,165)	17,118	18,640	12,676	33,269

Total Investment Income (Loss)	(23,924)	(734)	(47,890)	(109,965)	(182,513)	(15,509)	17,220	27,434	41,092	70,237
Interest Income and Dividend Revenue	(3,683)	(902)	(1,820)	12,864	6,459	(152)	824	2,553	4,531	7,756
Other	4,557	1,228	2,256	(3,567)	4,474	180	472	677	1,516	2,845

Total Revenues	(116,717)	92,448	(68,338)	(193,563)	(286,170)	68,096	198,586	226,908	281,605	775,195

Expenses
Compensation and Benefits
Base Compensation	29,182	32,605	40,373	44,391	146,551	36,848	40,667	42,011	61,740	181,266
Performance Fee Related
Realized	(25)	(4,243)	3	10	(4,255)	(6)	(3)	135	615	741
Unrealized	(109,909)	11,921	(6,184)	(21,918)	(126,090)	(41,966)	13,599	27,755	20,919	20,307

Total Compensation and Benefits	(80,752)	40,283	34,192	22,483	16,206	(5,124)	54,263	69,901	83,274	202,314
Other Operating Expenses	22,200	20,880	23,957	23,093	90,130	20,108	20,553	21,318	20,492	82,471

Total Segment Expenses	(58,552)	61,163	58,149	45,576	106,336	14,984	74,816	91,219	103,766	284,785

Economic Net Income (Loss)	$(58,165)	$31,285	$(126,487)	$(239,139)	$(392,506)	$53,112	$123,770	$135,689	$177,839	$490,410

Net Fee Related Earnings from Operations	$18,297	$15,871	$16,194	$31,566	$81,928	$19,883	$23,885	$21,153	$32,905	$97,826

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners including, for Private Equity, broken deal expenses.
**	Primarily placement fees.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 4a. Economic Net Income and Net Fee Related Earnings from Operations—Continued

(Dollars in Thousands)

	Three Months Ended					Three Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	Full Year 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	Full Year 2009
Real Estate
Revenues
Management Fees
Base Management Fees	$66,751	$67,977	$80,361	$80,832	$295,921	$80,198	$81,517	$83,409	$83,323	$328,447
Transaction and Other Fees, Net *	11,795	6,854	7,050	10,347	36,046	3,140	2,879	3,347	16,472	25,838
Management Fee Offsets **	(404)	(326)	(1,435)	(2,804)	(4,969)	(1,193)	(486)	(415)	(373)	(2,467)

Total Management Fees	78,142	74,505	85,976	88,375	326,998	82,145	83,910	86,341	99,422	351,818

Performance Fees and Allocations
Realized	4,842	2,105	7,100	10,634	24,681	646	4,590	(11,441)	3,166	(3,039)
Unrealized	(34,904)	(79,238)	(309,548)	(420,014)	(843,704)	(229,219)	(51,960)	23,608	5,391	(252,180)

Total Performance Fees and Allocations	(30,062)	(77,133)	(302,448)	(409,380)	(819,023)	(228,573)	(47,370)	12,167	8,557	(255,219)

Investment Income (Loss)
Realized	1,182	935	1,326	335	3,778	1,397	1,345	(3,078)	6,500	6,164
Unrealized	(3,803)	(12,294)	(60,017)	(162,536)	(238,650)	(67,239)	(59,408)	1,242	(219)	(125,624)

Total Investment Income (Loss)	(2,621)	(11,359)	(58,691)	(162,201)	(234,872)	(65,842)	(58,063)	(1,836)	6,281	(119,460)
Interest Income and Dividend Revenue	2,425	(1,445)	1,367	3,533	5,880	384	197	2,035	3,414	6,030
Other	20	1,016	144	1,828	3,008	(669)	2,405	1,450	75	3,261

Total Revenues	47,904	(14,416)	(273,652)	(477,845)	(718,009)	(212,555)	(18,921)	100,157	117,749	(13,570)

Expenses
Compensation and Benefits
Base Compensation	37,609	36,842	40,223	36,010	150,684	36,002	39,207	38,484	44,422	158,115
Performance Fee Related
Realized	394	536	543	(383)	1,090	2,138	(542)	(1,690)	3,600	3,506
Unrealized	(2,315)	(5,295)	(19,664)	(47,707)	(74,981)	(75,459)	(45,489)	5,721	1,246	(113,981)

Total Compensation and Benefits	35,688	32,083	21,102	(12,080)	76,793	(37,319)	(6,824)	42,515	49,268	47,640
Other Operating Expenses	16,160	12,581	14,807	12,234	55,782	12,615	12,978	13,437	17,295	56,325

Total Segment Expenses	51,848	44,664	35,909	154	132,575	(24,704)	6,154	55,952	66,563	103,965

Economic Net Income (Loss)	$(3,944)	$(59,080)	$(309,561)	$(477,999)	$(850,584)	$(187,851)	$(25,075)	$44,205	$51,186	$(117,535)

Net Fee Related Earnings from Operations	$20,317	$22,787	$32,739	$43,778	$119,621	$30,513	$32,867	$33,376	$38,431	$135,187

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners.
**	Primarily placement fees.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 4a. Economic Net Income and Net Fee Related Earnings from Operations—Continued

(Dollars in Thousands)

	Three Months Ended					Three Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	Full Year 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	Full Year 2009
Credit and Marketable Alternatives
Revenues
Management Fees
Base Management Fees	$103,187	$127,465	$131,908	$114,276	$476,836	$96,503	$96,293	$105,430	$102,647	$400,873
Transaction and Other Fees, Net *	1,128	2,884	3,806	698	8,516	443	687	778	958	2,866
Management Fee Offsets **	—	(16)	(165)	(6,425)	(6,606)	(4,213)	(4,365)	(4,121)	(1,995)	(14,694)

Total Management Fees	104,315	130,333	135,549	108,549	478,746	92,733	92,615	102,087	101,610	389,045
Performance Fees and Allocations
Realized	2,049	7,662	1,107	4,263	15,081	—	587	7,622	35,073	43,282
Unrealized	3,009	37,365	(13,595)	(39,601)	(12,822)	9,922	21,832	36,114	46,688	114,556

Total Performance Fees and Allocations	5,058	45,027	(12,488)	(35,338)	2,259	9,922	22,419	43,736	81,761	157,838

Investment Income (Loss)
Realized	8,193	11,451	(24,400)	(77,386)	(82,142)	(11,998)	(4,268)	1,953	(718)	(15,031)
Unrealized	(90,465)	36,598	(147,848)	(55,369)	(257,084)	8,090	29,049	29,976	28,901	96,016

Total Investment Income (Loss)	(82,272)	48,049	(172,248)	(132,755)	(339,226)	(3,908)	24,781	31,929	28,183	80,985
Interest Income and Dividend Revenue	2,034	1,830	1,401	3,262	8,527	709	279	929	1,535	3,452
Other	855	6	(186)	539	1,214	(253)	315	715	248	1,025

Total Revenues	29,990	225,245	(47,972)	(55,743)	151,520	99,203	140,409	179,396	213,337	632,345

Expenses
Compensation and Benefits
Base Compensation	54,913	66,021	66,066	52,436	239,436	53,707	49,304	54,365	40,741	198,117
Performance Fee Related
Realized	499	534	(976)	8,105	8,162	57	82	842	19,873	20,854
Unrealized	861	17,607	(4,822)	(20,289)	(6,643)	7,370	8,020	24,594	27,509	67,493

Total Compensation and Benefits	56,273	84,162	60,268	40,252	240,955	61,134	57,406	79,801	88,123	286,464
Other Operating Expenses	18,307	25,158	26,073	36,489	106,027	23,645	16,461	18,123	22,432	80,661

Total Segment Expenses	74,580	109,320	86,341	76,741	346,982	84,779	73,867	97,924	110,555	367,125

Economic Net Income (Loss)	$(44,590)	$115,925	$(134,313)	$(132,484)	$(195,462)	$14,424	$66,542	$81,472	$102,782	$265,220

Net Fee Related Earnings from Operations	$26,322	$40,490	$42,417	$21,712	$130,941	$14,428	$25,164	$24,005	$36,049	$99,646

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners.
**	Primarily placement fees.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 4a. Economic Net Income and Net Fee Related Earnings from Operations—Continued

(Dollars in Thousands)

	Three Months Ended					Three Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	Full Year 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	Full Year 2009
Financial Advisory
Revenues
Advisory Fees	$68,563	$71,080	$157,026	$100,850	$397,519	$90,940	$82,503	$94,566	$122,709	$390,718
Investment Income (Loss)
Realized	—	—	—	—	—	—	—	—	1,443	1,443
Unrealized	—	—	—	—	—	—	—	476	(257)	219

Total Investment Income (Loss)	—	—	—	—	—	—	—	476	1,186	1,662
Interest Income and Dividend Revenue	1,999	1,188	1,939	3,022	8,148	1,044	1,118	1,250	1,842	5,254
Other	598	638	1,777	1,886	4,899	(943)	(122)	1,051	(21)	(35)

Total Revenues	71,160	72,906	160,742	105,758	410,566	91,041	83,499	97,343	125,716	397,599

Expenses
Compensation and Benefits
Base Compensation	46,967	48,574	82,295	56,919	234,755	50,952	54,239	57,686	69,482	232,359

Total Compensation and Benefits	46,967	48,574	82,295	56,919	234,755	50,952	54,239	57,686	69,482	232,359
Other Operating Expenses	11,061	12,537	17,352	26,327	67,277	12,976	21,734	22,666	22,196	79,572

Total Segment Expenses	58,028	61,111	99,647	83,246	302,032	63,928	75,973	80,352	91,678	311,931

Economic Net Income	$13,132	$11,795	$61,095	$22,512	$108,534	$27,113	$7,526	$16,991	$34,038	$85,668

Net Fee Related Earnings from Operations	$2,625	$11,295	$60,460	$20,798	$95,178	$24,694	$4,874	$16,405	$31,778	$77,751

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 4a. Economic Net Income and Net Fee Related Earnings from Operations—Continued

(Dollars in Thousands)

	Three Months Ended					Three Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	Full Year 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	Full Year 2009
Economic Net Income Recap, Total Segments
Revenues
Management and Advisory Fees
Base Management Fees	$237,274	$262,409	$279,278	$262,757	$1,041,718	$245,132	$245,550	$255,848	$253,299	$999,829
Advisory Fees	68,563	71,080	157,026	100,850	397,519	90,940	82,503	94,566	122,709	390,718
Transaction and Other Fees, Net *	18,754	15,125	27,616	34,863	96,358	13,911	18,711	22,493	59,925	115,040
Management Fee Offsets **	(3,808)	(1,800)	(1,600)	(9,229)	(16,437)	(5,406)	(4,851)	(4,536)	(2,368)	(17,161)

Total Management and Advisory Fees	320,783	346,814	462,320	389,241	1,519,158	344,577	341,913	368,371	433,565	1,488,426

Performance Fees and Allocations
Realized	7,361	8,548	8,207	14,897	39,013	646	5,177	(3,819)	72,260	74,264
Unrealized	(195,795)	(18,694)	(427,796)	(643,977)	(1,286,262)	(214,479)	67,057	170,589	142,700	165,867

Total Performance Fees and Allocations	(188,434)	(10,146)	(419,589)	(629,080)	(1,247,249)	(213,833)	72,234	166,770	214,960	240,131

Investment Income (Loss)
Realized	11,305	22,184	(23,319)	(74,847)	(64,677)	(10,945)	(2,821)	7,669	35,641	29,544
Unrealized	(120,122)	13,772	(255,510)	(330,074)	(691,934)	(74,314)	(13,241)	50,334	41,101	3,880

Total Investment Income (Loss)	(108,817)	35,956	(278,829)	(404,921)	(756,611)	(85,259)	(16,062)	58,003	76,742	33,424
Interest Income and Dividend Revenue	2,775	671	2,887	22,681	29,014	1,985	2,418	6,767	11,322	22,492
Other	6,030	2,888	3,991	686	13,595	(1,685)	3,070	3,893	1,818	7,096

Total Revenues	32,337	376,183	(229,220)	(621,393)	(442,093)	45,785	403,573	603,804	738,407	1,791,569
Expenses
Compensation and Benefits
Base Compensation	168,671	184,042	228,957	189,756	771,426	177,509	183,417	192,546	216,385	769,857
Performance Fee Related
Realized	868	(3,173)	(430)	7,732	4,997	2,189	(463)	(713)	24,088	25,101
Unrealized	(111,363)	24,233	(30,670)	(89,914)	(207,714)	(110,055)	(23,870)	58,070	49,674	(26,181)

Total Compensation and Benefits	58,176	205,102	197,857	107,574	568,709	69,643	159,084	249,903	290,147	768,777
Other Operating Expenses	67,728	71,156	82,189	98,143	319,216	69,344	71,726	75,544	82,415	299,029

Total Segment Expenses	125,904	276,258	280,046	205,717	887,925	138,987	230,810	325,447	372,562	1,067,806

Total Economic Net Income (Loss)	$(93,567)	$99,925	$(509,266)	$(827,110)	$(1,330,018)	$(93,202)	$172,763	$278,357	$365,845	$723,763

Total Net Fee Related Earnings from Operations	$67,561	$90,443	$151,810	$117,854	$427,668	$89,518	$86,790	$94,939	$139,163	$410,410

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners including, for Private Equity, broken deal expenses.
**	Primarily placement fees.

THE BLACKSTONE GROUP L.P.

Exhibit 4b. Reconciliation of Income (Loss) Before Provision (Benefit) for Taxes to Total Segments Economic Net Income,

of Total Segments, Economic Net Income to Net Fee Related Earnings from Operations, of Net Fee Related Earnings from Operations to Adjusted Cash Flow from Operations and of Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee

Related Earnings from Operations to Net Fee Related Earnings from Operations

(Dollars in Thousands)

The tables below reconcile Economic Net Income (Loss) to Net Fee Related Earnings from Operations.

	Three Months Ended					Three Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	Full Year 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	Full Year 2009
Private Equity
Economic Net Income (Loss)	$(58,165)	$31,285	$(126,487)	$(239,139)	$(392,506)	$53,112	$123,770	$135,689	$177,839	$490,410
Performance Fees and Allocations Adjustment (a)	163,430	(21,960)	104,653	184,362	430,485	(4,818)	(97,185)	(110,867)	(124,642)	(337,512)
Investment Income (Loss) Adjustment (b)	23,924	734	47,890	109,965	182,513	15,509	(17,220)	(27,434)	(41,092)	(70,237)
Investment Income (Loss) - Treasury Cash Management (c)	—	—	—	—	—	—	—	—	5,510	5,510
Performance Fee Related Compensation and Benefits Adjustment (d)	(109,934)	7,678	(6,181)	(21,908)	(130,345)	(41,972)	13,596	27,890	21,534	21,048
Taxes Payable (e)	(958)	(1,866)	(3,681)	(1,714)	(8,219)	(1,948)	924	(4,125)	(6,244)	(11,393)

Net Fee Related Earnings from Operations	$18,297	$15,871	$16,194	$31,566	$81,928	$19,883	$23,885	$21,153	$32,905	$97,826

Real Estate
Economic Net Income (Loss)	$(3,944)	$(59,080)	$(309,561)	$(477,999)	$(850,584)	$(187,851)	$(25,075)	$44,205	$51,186	$(117,535)
Performance Fees and Allocations Adjustment (a)	30,062	77,133	302,448	409,380	819,023	228,573	47,370	(12,167)	(8,557)	255,219
Investment Income (Loss) Adjustment (b)	2,621	11,359	58,691	162,201	234,872	65,842	58,063	1,836	(6,281)	119,460
Investment Income (Loss) - Treasury Cash Management (c)	—	—	—	—	—	—	—	—	4,312	4,312
Performance Fee Related Compensation and Benefits Adjustment (d)	(1,921)	(4,759)	(19,121)	(48,090)	(73,891)	(73,321)	(46,031)	4,031	4,846	(110,475)
Taxes Payable (e)	(6,501)	(1,866)	282	(1,714)	(9,799)	(2,730)	(1,460)	(4,529)	(7,075)	(15,794)

Net Fee Related Earnings from Operations	$20,317	$22,787	$32,739	$43,778	$119,621	$30,513	$32,867	$33,376	$38,431	$135,187

(a)	This adjustment removes from ENI the segment amount of Performance Fees and Allocations.
(b)	This adjustment removes from ENI the segment amount of Investment Income (Loss).
(c)	This adjustment represents the realized and unrealized gain (loss) on the cash management investment activities of Blackstone’s Treasury function which are a component of Investment Income (Loss) but included in Net Fee Related Earnings.
(d)	This adjustment removes from expenses the compensation and benefit amounts related to Blackstone’s profit sharing plans related to Performance Fees and Allocations.
(e)	Represents an implied payable for income taxes calculated using a similar methodology applied in calculating the provision for The Blackstone Group L.P.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 4b. Reconciliation of Income (Loss) Before Provision (Benefit) for Taxes to Total Segments Economic Net Income,

of Total Segments, Economic Net Income to Net Fee Related Earnings from Operations, of Net Fee Related Earnings from Operations to Adjusted Cash Flow from Operations and of Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee

Related Earnings from Operations to Net Fee Related Earnings from Operations—Continued

(Dollars in Thousands)

	Three Months Ended					Three Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	Full Year 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	Full Year 2009
Credit and Marketable Alternatives
Economic Net Income (Loss)	$(44,590)	$115,925	$(134,313)	$(132,484)	$(195,462)	$14,424	$66,542	$81,472	$102,782	$265,220
Performance Fees and Allocations Adjustment (a)	(5,058)	(45,027)	12,488	35,338	(2,259)	(9,922)	(22,419)	(43,736)	(81,761)	(157,838)
Investment Income (Loss) Adjustment (b)	82,272	(48,049)	172,248	132,755	339,226	3,908	(24,781)	(31,929)	(28,183)	(80,985)
Investment Income (Loss) - Treasury Cash Management (c)	—	—	—	—	—	—	—	—	1,326	1,326
Performance Fee Related Compensation and Benefits Adjustment (d)	1,360	18,141	(5,798)	(12,184)	1,519	7,427	8,102	25,436	47,382	88,347
Taxes Payable (e)	(7,662)	(500)	(2,208)	(1,713)	(12,083)	(1,409)	(2,280)	(7,238)	(5,497)	(16,424)

Net Fee Related Earnings from Operations	$26,322	$40,490	$42,417	$21,712	$130,941	$14,428	$25,164	$24,005	$36,049	$99,646

Financial Advisory
Economic Net Income	$13,132	$11,795	$61,095	$22,512	$108,534	$27,113	$7,526	$16,991	$34,038	$85,668
Investment Income (Loss) Adjustment (b)	(1)	—	1	—	—	—	—	(476)	(1,186)	(1,662)
Investment Income (Loss) - Treasury Cash Management (c)	—	—	—	—	—	—	—	—	1,220	1,220
Taxes Payable (e)	(10,506)	(500)	(636)	(1,714)	(13,356)	(2,419)	(2,652)	(110)	(2,294)	(7,475)

Net Fee Related Earnings from Operations	$2,625	$11,295	$60,460	$20,798	$95,178	$24,694	$4,874	$16,405	$31,778	$77,751

(a)	This adjustment removes from ENI the segment amount of Performance Fees and Allocations.
(b)	This adjustment removes from ENI the segment amount of Investment Income (Loss).
(c)	This adjustment represents the realized and unrealized gain (loss) on the cash management investment activities of Blackstone’s Treasury function which are a component of Investment Income (Loss) but included in Net Fee Related Earnings.
(d)	This adjustment removes from expenses the compensation and benefit amounts related to Blackstone’s profit sharing plans related to Performance Fees and Allocations.
(e)	Represents an implied payable for income taxes calculated using a similar methodology applied in calculating the provision for The Blackstone Group L.P.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 4b. Reconciliation of Income (Loss) Before Provision (Benefit) for Taxes to Total Segments Economic Net Income,

of Total Segments, Economic Net Income to Net Fee Related Earnings from Operations, of Net Fee Related Earnings from Operations to Adjusted Cash Flow from Operations and of Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee

Related Earnings from Operations to Net Fee Related Earnings from Operations—Continued

(Dollars in Thousands)

	Three Months Ended					Three Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	Full Year 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	Full Year 2009
Income (Loss) Before Provision (Benefit) for Taxes	$(1,245,176)	$(620,478)	$(1,843,707)	$(1,898,938)	$(5,608,299)	$(912,207)	$(586,986)	$(426,959)	$(365,314)	$(2,291,466)
IPO and Acquisition-Related Charges (a)	918,971	818,026	816,343	779,381	3,332,721	741,057	761,834	719,708	751,350	2,973,949
Amortization of Intangibles (b)	33,528	40,685	39,512	39,512	153,237	39,513	39,511	39,513	39,511	158,048
Income (Loss) Associated with Non-Controlling Interests in Income (Loss) of Consolidated Entities (c)	199,110	(138,308)	478,586	252,935	792,323	38,435	(41,596)	(53,905)	(59,702)	(116,768)

Total Segments
Total Segments, Economic Net Income (Loss)	(93,567)	99,925	(509,266)	(827,110)	(1,330,018)	(93,202)	172,763	278,357	365,845	723,763
Performance Fees and Allocations Adjustment (d)	188,434	10,146	419,589	629,080	1,247,249	213,833	(72,234)	(166,770)	(214,960)	(240,131)
Investment Income (Loss) Adjustment (e)	108,816	(35,956)	278,830	404,921	756,611	85,259	16,062	(58,003)	(76,742)	(33,424)
Investment Income (Loss) - Treasury Cash Management (f)	—	—	—	—	—	—	—	—	12,368	12,368
Performance Fee Related Compensation and Benefits Adjustment (g)	(110,495)	21,060	(31,100)	(82,182)	(202,717)	(107,866)	(24,333)	57,357	73,762	(1,080)
Taxes Payable (h)	(25,627)	(4,732)	(6,243)	(6,855)	(43,457)	(8,506)	(5,468)	(16,002)	(21,110)	(51,086)

Net Fee Related Earnings from Operations	67,561	90,443	151,810	117,858	427,672	89,518	86,790	94,939	139,163	410,410
Realized Performance Fees and Allocations (i)	8,286	15,054	5,237	4,639	33,216	—	474	(1,820)	33,438	32,092
Realized Investment (Income) Loss (j)	(80,249)	56,028	(166,047)	(141,814)	(332,082)	(14,734)	15,032	38,815	44,623	83,736

Adjusted Cash Flows From Operations	$(4,402)	$161,525	$(9,001)	$(19,321)	$128,801	$74,784	$102,296	$131,934	$217,224	$526,238

Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations (k)	$99,923	$103,639	$167,781	$139,413	$510,756	$104,846	$97,463	$121,259	$171,916	$495,484

(a)	This adjustment adds back to Income (Loss) Before Provision for Taxes amounts for Transaction-Related Charges which include principally equity-based compensation charges associated with Blackstone’s initial public offering and other corporate actions.
(b)	This adjustment adds back to Income (Loss) Before Provision for Taxes amounts for the Amortization of Intangibles which are associated with Blackstone’s initial public offering and other corporate actions.
(c)	This adjustment adds back to Income (Loss) Before Provision for Taxes the amount of Income (Loss) Associated with Non-Controlling Interests in Income (Loss) of Consolidated Entities.
(d)	This adjustment removes from ENI the segment amount of Performance Fees and Allocations.
(e)	This adjustment removes from ENI the segment amount of Investment Income (Loss).
(f)	This adjustment represents the realized and unrealized gain (loss) on the cash management investment activities of Blackstone’s Treasury function which are a component of Investment Income (Loss) but included in Net Fee Related Earnings.
(g)	This adjustment removes from expenses the compensation and benefit amounts related to Blackstone’s profit sharing plans related to Performance Fees and Allocations.
(h)	Represents an implied payable for income taxes calculated using a similar methodology applied in calculating the provision for The Blackstone Group L.P.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 4b. Reconciliation of Income (Loss) Before Provision (Benefit) for Taxes to Total Segments Economic Net Income,

of Total Segments, Economic Net Income to Net Fee Related Earnings from Operations, of Net Fee Related Earnings from Operations to Adjusted Cash Flow from Operations and of Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee

Related Earnings from Operations to Net Fee Related Earnings from Operations—Continued

(Dollars in Thousands)

(i)	Represents the adjustment for realized Performance Fees and Allocations net of corresponding actual amounts due under Blackstone’s profit sharing plans related thereto.
(j)	Represents the adjustment for Blackstone’s investment income (realized and unrealized) on its liquid investments from its Credit and Marketable Alternatives segment, as well as its net realized investment income on its illiquid investments, principally from its Private Equity and Real Estate Segments and permanent impairment charges on certain illiquid investments.
(k)	Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations represents Net Fee Related Earnings from Operations adding back the implied taxes payable for Net Fee Related Earnings from Operations, see (h), and segment interest and depreciation and amortization.

THE BLACKSTONE GROUP L.P.

Exhibit 5. Reconciliation of Adjusted Cash Flow from Operations to Net Cash Provided by Operating Activities, of Weighted-Average Economic Net Income Adjusted Units—Diluted to Total GAAP Weighted-Average Common Units Outstanding—Diluted and of Economic Net Income Adjusted Units—Diluted to Total GAAP Common Units Outstanding—Diluted

(Dollars in Thousands, Except Unit Data)

The following table provides a reconciliation of Blackstone’s Adjusted Cash Flow from Operations to Blackstone’s Net Cash Provided by Operating Activities. Adjusted Cash Flow from Operations is a supplemental measure of liquidity to assess liquidity and amounts available for distributions to Blackstone unitholders, including Blackstone personnel.

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net Cash Provided by Operating Activities	$505,981	$1,197,952	$411,509	$1,890,435
Unrealized Depreciation on Hedge Activities	15,774	—	6,975	—
Changes in Operating Assets and Liabilities	198,091	(424,758)	(70,200)	(757,084)
Short Term Investment Activity	(476,712)	—	553,288	—
Blackstone Funds Related Investment Activities	3,917	(368,964)	(446,233)	(469,693)
Net Realized Gains (Losses) on Investments	5,134	(78,652)	(135,243)	(164,726)
Non-Controlling Interests in Income of Consolidated Entities	288,290	1,078,967	1,942,838	3,523,697
Realized Gains (Losses) - Blackstone Funds	(20,375)	(186,185)	13,227	(197,426)
Cash Flows from Operations - Adjustments
Interests Held by Blackstone Holdings Limited Partners (a)	(299,830)	(1,254,914)	(1,792,173)	(3,638,799)
Incremental Cash Tax Effect (b)	(3,046)	17,233	42,250	(57,603)

Adjusted Cash Flow from Operations	$217,224	$(19,321)	$526,238	$128,801

The following table provides the details of the components of Adjusted Cash Flow from Operations. Adjusted Cash Flows from Operations is the principal factor in determining the amount of distributions to unitholders.

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Fee Related Earnings
Total Management and Advisory Fees (c)	$459,073	$412,613	$1,530,382	$1,561,766
Total Expenses (d)	319,910	294,759	1,119,972	1,134,098

Net Fee Related Earnings from Operations	139,163	117,854	410,410	427,668

Performance Fees and Allocations Net of Related Compensation (e)	33,438	4,639	32,092	33,210

Blackstone Investment Income (f)
Liquid	19,932	(123,128)	58,362	(327,453)
Illiquid	24,691	(18,686)	25,374	(4,624)

	44,623	(141,814)	83,736	(332,077)

Adjusted Cash Flow from Operations	$217,224	$(19,321)	$526,238	$128,801

(a)	Represents an adjustment to add back net income (loss) allocable to interest holders of Blackstone Holdings Limited Partners after the Reorganization recorded as Non-Controlling Interests.
(b)	Represents the provisions for and/or adjustments to income taxes that were calculated using a similar methodology applied in calculating such amounts for the period after the reorganization.
(c)	Comprised of total segment Management and Advisory Fees plus interest income.
(d)	Comprised of total segment compensation expense (excluding compensation expense related to Performance Fees and Allocations pursuant to Blackstone’s profit sharing plans related to carried interest and incentive fees which are included in (e) below), other operating expenses and Blackstone’s estimate of taxes payable.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 5. Reconciliation of Adjusted Cash Flow from Operations to Net Cash Provided by Operating Activities, of Weighted-Average Economic Net Income Adjusted Units—Diluted to Total GAAP Weighted-Average Common Units Outstanding—Diluted and of Economic Net Income Adjusted Units—Diluted to Total GAAP Common Units Outstanding—Diluted

(Dollars in Thousands, Except Unit Data)

(e)	Represents realized Performance Fees and Allocations net of corresponding actual amounts due under Blackstone’s profit sharing plans related thereto. The negative amounts for the quarter and year ended December 31, 2009 are the result of timing differences between the tax payment due date on certain taxable Performance Fees and Allocations and the cash receipt date of such Performance Fees and Allocations.
(f)	Comprised of Blackstone’s investment income (realized and unrealized) on its liquid investments from its Credit and Marketable Alternatives segment, as well as its net realized investment income on its illiquid investments, principally from its Private Equity and Real Estate Segments and permanent impairment charges on certain illiquid investments.

The following table provides a reconciliation of Blackstone’s Total GAAP Weighted-Average Common Units Outstanding—Diluted to Weighted-Average Economic Net Income Adjusted Units—Diluted.

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Total GAAP Weighted-Average Common Units Outstanding - Diluted	313,124,952	275,459,297	288,990,187	268,377,404
Adjustments:
Weighted-Average Partnership Units	786,954,773	827,246,476	812,377,553	831,549,761
Weighted-Average Unvested Deferred Restricted Common Units	19,781,821	26,537,491	22,453,412	29,117,068

Weighted-Average Economic Net Income Adjusted Units - Diluted	1,119,861,546	1,129,243,264	1,123,821,152	1,129,044,232

The following table provides a reconciliation of Blackstone’s Total GAAP Common Units Outstanding—Diluted to Economic Net Income Adjusted Units—Diluted as of December 31, 2009.

Total GAAP Common Units Outstanding - Diluted	319,939,772
Adjustments:
Partnership Units	771,095,235
Unvested Deferred Restricted Common Units	35,939,305

Economic Net Income Adjusted Units - Diluted	1,126,974,312

THE BLACKSTONE GROUP L.P.

Exhibit 6. Assets Under Management

and Limited Partner Capital Invested Metrics

(Dollars in Thousands)

	As of and for the Quarters Ended December 31,
	2009	2008
Total Assets Under Management (End of Period)
Private Equity	$24,758,992	$23,933,511
Real Estate	20,391,334	24,154,642
CAMA	53,032,802	46,471,064

	$98,183,128	$94,559,217

Fee-Earning Assets Under Management (End of Period)
Private Equity	$24,521,394	$25,509,163
Real Estate	23,708,057	22,970,438
CAMA	47,867,546	42,561,456

	$96,096,997	$91,041,057

Weighted-Average Fee-Earning Assets Under Management (For the Quarter Ended)
Private Equity	$24,680,613	$25,476,978
Real Estate	23,846,532	22,641,365
CAMA (a)	47,974,654	47,467,081

	$96,501,799	$95,585,424

Weighted-Average Fee-Earning Assets Under Management (Year to Date Period Ended)
Private Equity	$25,144,272	$25,212,332
Real Estate	23,426,111	21,017,915
CAMA (b)	45,893,845	50,765,223

	$94,464,228	$96,995,470

(a)	Includes a decrease of $2.1 billion related to Blackstone’s 2008 decision to liquidate its proprietary single manager hedge funds.
(b)	Includes a decrease of $3.1 billion related to the matters discussed in (a).

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 6. Assets Under Management and

Limited Partner Capital Invested Metrics—Continued

(Dollars in Thousands)

	As of and for the Quarters Ended December 31,
	2009	2008
Limited Partner Capital Invested (For the Quarter Ended)
Private Equity	$898,483	$1,133,134
Real Estate	381,348	258,574
CAMA (a)	313,596	333,831

	$1,593,427	$1,725,539

Limited Partner Capital Invested (Year to Date Period Ended)
Private Equity	$1,541,974	$3,760,262
Real Estate	884,151	968,684
CAMA (a)	721,401	1,819,705

	$3,147,526	$6,548,651

Fund Level Unrealized Value (b) (End of Period)
Private Equity
Cost	$19,854,772	$19,033,797

Unrealized Value	$17,043,648	$15,072,940

Real Estate
Cost	$12,173,699	$11,483,382

Unrealized Value	$7,070,274	$9,392,700

CAMA (a)
Cost	$3,077,283	$2,744,190

Unrealized Value	$3,247,280	$1,761,247

(a)	Limited Partner Capital Invested and Fund Level Unrealized Value for the CAMA segment represent activity in Blackstone’s mezzanine and credit liquidity funds.
(b)	Cost and unrealized value represent the limited partners’ share, including co-investments arranged by Blackstone, of those fund level investments on which carried interest can be earned, before carried interest allocations to Blackstone, when a fund achieves cumulative investment returns in excess of a specified rate.